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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this registration statement on Form S-1 of our report dated August 19, 2000, on our audit of the balance sheet of Mewbourne Development Corporation, and our report dated March 1, 2001, on our audit of the balance sheet of Mewbourne Energy Partners 01- A, L.P.. We also consent to the reference to our firm under the caption "Experts."

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Dallas, Texas
March 16, 2001